Exhibit 11.1


                        COMDISCO HOLDING COMPANY, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                     (in thousands except per share data)

Average common shares used in computing earnings (loss) per common and common equivalent share were as follows:

                                                      Three months
                                                          ended
                                                       December 31,
                                                  2003           2002
                                               ---------       ---------

Average common shares issued                      4,200           4,200
Effect of dilutive options                            -               -
Average common shares held in treasury               (3)              -
                                               ---------       ---------
  Total                                           4,197           4,200
                                               =========       =========

Net earnings to common stockholders            $ 13,809        $  8,780
                                               =========       =========

Net earnings (loss) per common share:
  Earnings (loss) per common share-basic:
    Earnings (loss) from continuing
       operations                              $   6.24        $  (2.77)
    Earnings (loss) from discontinued
       operations                                 (2.95)           4.86
                                               ---------       ---------
                                               $   3.29        $   2.09
                                               =========       =========

Net earnings (loss) per common share-diluted:
    Earnings (loss) from continuing
       operations                              $   6.24        $  (2.77)
    Earnings (loss) from discontinued
       operations                                 (2.95)           4.86
                                               ---------       ---------
                                               $   3.29        $   2.09
                                               =========       =========